                                    FORM OF
                            SHARE PURCHASE AGREEMENT


          Provident Institutional Funds, a Delaware business trust (the "Trust") and Temporary Investment Fund, Inc., a Maryland corporation (the "Company") hereby agree with each other as follows:

          1. The Trust hereby offers the Company and the Company hereby purchases one share (the "Share") each of the Trust's TempFund and TempCash portfolios for $1 per share. The Trust hereby acknowledges receipt from the Company of funds in the total amount of $2 in full payment for such Shares.

          2. The Company represents and warrants to the Trust that the Shares are being acquired for investment purposes and not with a view to the distribution thereof.

          IN AGREEMENT WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of the ______ day of February, 1999.


                              PROVIDENT INSTITUTIONAL FUNDS


                              ------------------------------------------------
                              By:
                              Title:


                              TEMPORARY INVESTMENT FUND, INC.


                              ------------------------------------------------
                              By:
                              Title:

                                    FORM OF
                            SHARE PURCHASE AGREEMENT


          Provident Institutional Funds, a Delaware business trust (the "Trust") and Trust for Federal Securities, a Pennsylvania business trust(the "Company") hereby agree with each other as follows:

          1. The Trust hereby offers the Company and the Company hereby purchases one share (the "Share") each of the Trust's FedFund, T-Fund, Federal Trust Fund and Treasury Trust Fund portfolios for $1 per share. The Trust hereby acknowledges receipt from the Company of funds in the total amount of $4 in full payment for such Shares.

          2. The Company represents and warrants to the Trust that the Shares are being acquired for investment purposes and not with a view to the distribution thereof.

          IN AGREEMENT WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of the ______ day of February, 1999.


                              PROVIDENT INSTITUTIONAL FUNDS


                              -------------------------------------------
                              By:
                              Title:


                              TRUST FOR FEDERAL SECURITIES


                              -------------------------------------------
                              By:
                              Title:

                                    FORM OF
                            SHARE PURCHASE AGREEMENT


          Provident Institutional Funds, a Delaware business trust (the "Trust") and Municipal Fund for Temporary Investment, a Pennsylvania common law trust (the "Company") hereby agree with each other as follows:

          1. The Trust hereby offers the Company and the Company hereby purchases one share (the "Share") each of the Trust's MuniFund and MuniCash portfolios for $1 per share. The Trust hereby acknowledges receipt from the Company of funds in the total amount of $2 in full payment for such Shares.

          2. The Company represents and warrants to the Trust that the Shares are being acquired for investment purposes and not with a view to the distribution thereof.

          IN AGREEMENT WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of the ______ day of February, 1999.


                              PROVIDENT INSTITUTIONAL FUNDS


                              ------------------------------------------
                              By:
                              Title:


                              MUNICIPAL FUND FOR TEMPORARY
                                INVESTMENT


                              ------------------------------------------
                              By:
                              Title:

                                    FORM OF
                            SHARE PURCHASE AGREEMENT


          Provident Institutional Funds, a Delaware business trust (the "Trust") and Municipal Fund for California Investors, Inc., a Maryland corporation (the "Company") hereby agree with each other as follows:

          1. The Trust hereby offers the Company and the Company hereby purchases one share (the "Share") of the Trust's California Money Fund portfolio for $1 per share. The Trust hereby acknowledges receipt from the Company of funds in the total amount of $1 in full payment for such Shares.

          2. The Company represents and warrants to the Trust that the Shares are being acquired for investment purposes and not with a view to the distribution thereof.

          IN AGREEMENT WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of the ______ day of February, 1999.


                              PROVIDENT INSTITUTIONAL FUNDS


                              ------------------------------------------
                              By:
                              Title:


                              MUNICIPAL FUND FOR CALIFORNIA
                                INVESTORS, INC.


                              ------------------------------------------
                              By:
                              Title:

                                    FORM OF
                            SHARE PURCHASE AGREEMENT


          Provident Institutional Funds, a Delaware business trust (the "Trust") and Municipal Fund for New York Investors, Inc., a Maryland corporation (the "Company") hereby agree with each other as follows:

          1. The Trust hereby offers the Company and the Company hereby purchases one share (the "Share") each of the Trust's New York Money Fund portfolio for $1 per share. The Trust hereby acknowledges receipt from the Company of funds in the total amount of $1 in full payment for such Shares.

          2. The Company represents and warrants to the Trust that the Shares are being acquired for investment purposes and not with a view to the distribution thereof.

          IN AGREEMENT WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of the ______ day of February, 1999.


                              PROVIDENT INSTITUTIONAL FUNDS


                              -------------------------------------------
                              By:
                              Title:


                              MUNICIPAL FUND FOR NEW YORK
                                INVESTORS, INC.


                              -------------------------------------------
                              By:
                              Title: